UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

SONNET BIOTHERAPEUTICS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a letter from Sonnet BioTherapeutics Holdings, Inc. that will be delivered to its stockholders beginning on June 14, 2021 advising them of a change in date of the annual meeting of stockholders.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

NOTICE OF DATE CHANGE FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO THURSDAY JULY 15, 2021

To the Stockholders of Sonnet BioTherapeutics Holdings, Inc.:

Sonnet BioTherapeutics Holdings, Inc. (“Sonnet”) has changed the date of its upcoming annual meeting of stockholders (the “Annual Meeting”) called for the purpose of approving certain proposals, including the election of directors and the ratification of the appointment of Sonnet’s independent auditing firm for the fiscal year ended September 30, 2021, from June 24, 2021 to Thursday July 15, 2021 at 9:00 a.m., Eastern Time, to be held virtually via the Internet at https://stctransfer.zoom.us/webinar/register/WN_nRBjkIpOTqSbSyBqXlnDjQ.

There is no change to the proposals to be presented to our stockholders for consideration at the Annual Meeting.

Our proxy materials including our Proxy Statement for the Annual Meeting, our annual report for the fiscal year ended September 30, 2020 and proxy card are available on the Internet at http://onlineproxyvote.com/SONN.

Your continuing interest in Sonnet is very much appreciated.

Sincerely,

/s/ Pankaj Mohan, Ph.D.
Pankaj Mohan, Ph.D.
Chief Executive Officer and Chairman of the Board